  EXPLANATORY NOTE

This Amendment No. 5, or this Amendment, to the Regulation A Offering Statement on Form 1-A filed by HC Government Realty Trust, Inc. on June 15, 2016 (the “Original Filing”) is being filed solely to amend Exhibit 4.1, previously filed with Amendment No. 3 to the Original Filing, and Exhibit 12.1, previously filed with Amendment No. 4 to the Original Filing. Accordingly, this Amendment consists only of the explanatory note, the signature page to the Form 1-A, the exhibit index, and the amended Exhibits 4.1, and 12.1. The Preliminary Offering Circular is unchanged and therefore has been omitted.

PART III

EXHIBIT INDEX

The following exhibits are filed as part of this offering circular on Form 1-A:

Exhibit Number	Description

1.1	Managing Broker-Dealer Agreement by and between HC Government Realty Trust, Inc. and Cambria Capital, LLC*
1.2	Form of Participating Dealer Agreement*
1.3	Assignment and Amendatory Agreement by and among Cambria Capital, LLC, Orchard Securities, LLC and HC Government Realty Trust, Inc. *
1.4	Amendment No 2. to Managing Broker-Dealer Agreement by and between Orchard Securities, LLC and HC Government Realty Trust, Inc.*
2.1	Articles of Incorporation of HC Government Realty Trust, Inc.*
2.2	Articles Supplementary of HC Government Realty Trust, Inc.*
2.3	Bylaws of HC Government Realty Trust, Inc.*
4.1	Form of Subscription Agreement *
6.1	Agreement of Limited Partnership of HC Government Realty Holdings, L.P.*
6.2	First Amendment to the Agreement of Limited Partnership of HC Government Realty Holdings, L.P.*
6.3	Limited Liability Company Agreement of Holmwood Portfolio Holdings, LLC*
6.4	Contribution Agreement by and between Holmwood Capital, LLC and HC Government Realty Holdings, L.P. *
6.5	Form of Tax Protection Agreement by and between Holmwood Capital, LLC and HC Government Realty Holdings, L.P.*
6.6	Form of Registration Rights Agreement by and between Holmwood Capital, LLC and HC Government Realty Trust, Inc.*
6.7	Form of Registration Rights Agreement by and between Holmwood Capital Advisors, LLC and HC Government Realty Trust, Inc.*
6.8	Management Agreement by and among Holmwood Capital Advisors, LLC, HC Government Realty Trust, Inc. and HC Government Realty Holdings, L.P.*
6.9	Form of Independent Director Agreement*
6.10	Form of Independent Director Indemnification Agreement*
6.11	Form of Officer/Director Indemnification Agreement*
6.12	2016 HC Government Realty Trust, Inc. Equity Incentive Plan*
6.13	Promissory Note by GOV Lawton SSA, LLC to and for the benefit of CorAmerica Loan Company, LLC, dated as of June 10, 2016*
6.14	Mortgage, Security Agreement and Fixture Filing (With Power of Sale) by GOV Lawton SSA, LLC to and for the benefit of CorAmerica Loan Company, LLC, dated as of June 10, 2016*
6.15	Junior Mortgage, Security Agreement and Fixture Filing (With Power of Sale) by GOV Lawton SSA, LLC to and for the benefit of CorAmerica Loan Company, LLC, dated as of June 10, 2016*
6.16	Promissory Note by GOV Ft. Smith, LLC to and for the benefit of CorAmerica Loan Company, LLC, dated as of June 10, 2016*
6.17	Mortgage, Security Agreement and Fixture Filing (With Power of Sale) by GOV Ft. Smith, LLC to and for the benefit of CorAmerica Loan Company, LLC, dated as of June 10, 2016*
6.18	Junior Mortgage, Security Agreement and Fixture Filing (With Power of Sale) by GOV Ft. Smith, LLC to and for the benefit of CorAmerica Loan Company, LLC, dated as of June 10, 2016*
6.19	Promissory Note by GOV Moore SSA, LLC to and for the benefit of CorAmerica Loan Company, LLC, dated as of June 10, 2016*
6.20	Mortgage, Security Agreement and Fixture Filing (With Power of Sale) by GOV Moore SSA, LLC to and for the benefit of CorAmerica Loan Company, LLC, dated as of June 10, 2016*
6.21	Junior Mortgage, Security Agreement and Fixture Filing (With Power of Sale) by GOV Moore SSA, LLC to and for the benefit of CorAmerica Loan Company, LLC, dated as of June 10, 2016*
6.22	Promissory Note by GOV Lakewood DOT, LLC to and for the benefit of CorAmerica Loan Company, LLC, dated as of June 10, 2016*
6.23	Deed of Trust, Security Agreement, and Fixture Filing by GOV Lakewood DOT, LLC to and for the benefit of CorAmerica Loan Company, LLC, dated as of June 10, 2016*
6.24	Guaranty of Affiliate Loans by GOV Lakewood DOT, LLC to and for the benefit of CorAmerica Loan Company, LLC, dated as of June 10, 2016*
6.25	First Amendment to Contribution Agreement by and between Holmwood Capital, LLC and HC Government Realty Holdings, L.P., dated as of June 10, 2016 *
8.1	Form of Escrow Agreement by and among Branch Banking & Trust Company, HC Government Realty Trust, Inc., and Orchard Securities, LLC*
10.1	Powers of Attorney *
11.1	Consents of Cherry Bekaert LLP*
11.2	Consent of Kaplan Voekler Cunningham & Frank, PLC (included in Exhibit 12.1)
11.3	Consent of Kaplan Voekler Cunningham & Frank, PLC (included in Exhibit 12.2)*
12.1	Opinion of Kaplan Voekler Cunningham & Frank, PLC as to legality of the securities being registered
12.2	Opinion of Kaplan Voekler Cunningham & Frank, PLC as to certain federal income tax considerations*
13.1	Testing the Waters Materials*

* Previously Filed

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering circular to be signed on its behalf by the undersigned, thereunto duly authorized, in Washington, D.C. on November 2, 2016.

HC GOVERNMENT REALTY TRUST, INC.

By:	/s/ Edwin M. Stanton
Edwin M. Stanton
Director and Chief Executive Officer

This offering circular has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Edwin M. Stanton	Director and Chief Executive Officer (principal executive officer)	November 2, 2016
Edwin M. Stanton

/s/ Elizabeth Watson	Chief Financial Officer (principal financial officer and principal accounting officer)	November 2, 2016
Elizabeth Watson

*	Director	November 2, 2016
Robert R. Kaplan, Jr.

*	Director	November 2, 2016
Philip Kurlander

*	Director	November 2, 2016
Robert R. Kaplan

* By /s/ Edwin M. Stanton	Power of Attorney	November 2, 2016
Edwin M. Stanton